UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2005

SMART ONLINE, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-119385	954439334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2530 Meridian Parkway, Durham, N.C.	27713
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (919) 765-5000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTOR OR PRINCIPAL OFFICERS; ELECTION OF DIRECTOR; APPOINTMENT OF PRINCIPAL OFFICER

On April 18, 2005, the Board of Directors of Smart Online, Inc. (the “Registrant”) elected Mr. David E.Y. Sarna and Mr. Frank Coll, each to serve as a director of the Registrant, effective immediately. Mr. Sarna was elected to fill a vacancy created by the increase in the authorized size of the Registrant’s Board of Directors to five members, and Mr. Coll was elected to fill a vacancy created by the resignation of Henry Nouri, the brother of Michael Nouri, the Registrant’s principal executive officer, from the Board of Directors. Henry Nouri’s resignation was effective April 18, 2005. Henry Nouri will continue to serve as an officer of the Registrant.

The purpose of this change in Board membership is to advance the Registrant’s goal of restructuring to a Board of Directors that has a majority of independent directors. With this change, the Registrant’s Board now has two independent directors on its five person Board. Henry Nouri’s resignation was not the result of any dispute with the Registrant regarding its operations, policies or practices.

Since August, 2002, Mr. Sarna has worked through Hendon, Stamford Hill & Co., and Securities Acquisition New York, LLC (SANY), an investment and mergers and acquisitions firm. Mr. Sarna founded ObjectSoft Corporation, a developer and operator of kiosks in 1990. He was the Chairman and a director of ObjectSoft Corporation from December 1990 to April 2001; ObjectSoft Corporation filed for bankruptcy protection in July 2001, after Mr. Sarna had left ObjectSoft, and its assets were later acquired by SANY, which Mr. Sarna owns.. Mr. Sarna also founded Image Business Systems Corporation (IBS) in 1988, a software company specializing in document image. Prior to founding IBS, Mr. Sarna was formerly Executive Vice President and a co-founder of International Systems Services Corporation, a consulting and software company and, prior to that, he was employed by Price Waterhouse & Co., IBM and Honeywell.

Mr. Sarna is a co-author of PC Magazine Windows Rapid Application Development (published by Ziff- Davis Press in 1994), several other books and over 80 articles published in professional magazines. Mr. Sarna is also the co-inventor of patented software for the recognition of bar-codes and other software for the control of kiosks. Mr. Sarna is a well-known lecturer and has appeared on television many times, including national appearances on the Fox Network and CNN.

Mr. Coll has been with AmSurg Corporation, which develops, acquires and manages single specialty ambulatory surgery centers in partnership with surgical and other group physician practices since February 2005 as Senior Vice President, Operations. From November 2001 until joining AmSurge, Mr. Coll served as President and Principal of The Bottom Line Solution, a private management consulting company. From November 1999 until October 2001, he served as Senior Vice President, Operations for WebMD/Envoy Corporation, which primarily provides electronic transaction processing services to the healthcare industry.

There is no arrangement or understanding between Mr. Sarna, Mr Coll, and any other persons pursuant to which either Mr. Sarna or Mr. Coll was selected as a director. At the time of this filing, Mr. Sarna has agreed to serve as the Chairman of the Audit Committee of the Board of Directors, once such committee is constituted. At the time of this filing, no further determination has been made as to what, if any, committees of the Board of Directors of the Registrant on which either Mr. Sarna or Mr. Coll shall serve. There are no relationships between Mr. Sarna and the Registrant or Mr. Coll and the Registrant that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c )    Exhibits

Exhibit Number	Description

99.1	Letter of Resignation of Henry Nouri dated April 18, 2005

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART ONLINE, INC.

By:	/s/ Scott Whitaker
Name: Scott Whitaker Title: Principal Financial Officer Date: April 21, 2005

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Exhibit Number	Description

99.1	Letter of Resignation of Henry Nouri dated April 18, 2005